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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  April 5, 2004
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                                 AQUA DYNE,INC.
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter

      Delaware                   0-32863              33-0922627
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

              895 Dove Street, Third Floor, Newport Beach, CA 92660
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                                 949/955-7979
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               Registrant's Telephone Number, Including Area Code

                                       N/A
          -------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report




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ITEM 5. OTHER EVENTS.
---------------------

Resignation of Certain Officers and Directors and Appointment of New Officer and Director

         On April 5, 2004, the Company's Board of Directors consisting of John Ritter, appointed Greg Paxton as a new director. The Board of Directors acknowledged the resignation of its four directors, Messrs. Ziglar, Symms, Henderson and Wilson as of April 2, 2004. John Henderson also resigned as the Company's Chief Executive Officer and Chief Financial Officer. Greg Paxton, who is the controlling shareholder of Global Water & Power, Inc., has been appointed as the Company's Interim Chief Executive Officer and Chief Financial Officer.

         John Ritter resigned as the Company's principal executive officer the same day. Mr. Ritter also resigned as the Company's director on April 12, 2004.

BHP Billiton Notification

         Aqua Dyne, Inc announced that its preferred bidder status with BHP Billiton for the WestVamp 5Mw Power project has been withdrawn and Aqua Dyne Australia Pty Ltd has been asked to submit a new bid for the BHP Tower Appin Coal Colliery water project. These projects with BHP Billiton refer to the announcement made by the Company on December 9, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AQUA DYNE, INC.

Dated: April 20, 2004               By:  /s/ Greg Paxton
                                        --------------------------------
                                        Greg Paxton
                                        Interim Chief Executive Officer

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